Exhibit 99.1

Investor Relations:

Jeffrey Potter

Vice President, Corporate Development

    & Investor Relations

813-290-6313

jeff.potter@wellcare.com

WELLCARE ILLINOIS AND CONNECTICUT MEDICARE LAUNCH APPROVED

Tampa, Florida (April 7, 2005) – WellCare Health Plans, Inc. (NYSE: WCG) announced that the Centers for Medicare & Medicaid Services has approved WellCare’s applications to offer Medicare managed care coverage in Illinois and Connecticut.

WellCare will offer Medicare Advantage (formerly known as Medicare+Choice) plans in two counties in Illinois, Cook and Will counties, with approximately 744,000 combined eligibles, and in two counties in Connecticut, Fairfield and New Haven counties, with approximately 263,000 combined eligibles. Medicare beneficiaries in these Illinois and Connecticut counties will be able to sign up for WellCare’s Medicare plans effective May 1, 2005.

“We are excited to expand our Medicare business into two new states,” said Todd S. Farha, President and Chief Executive Officer of WellCare. “We have launched a dramatic effort to expand the markets where we offer Medicare managed care plans. With the approval of our Illinois and Connecticut applications, WellCare has expanded its Medicare service territory to 32 counties, and we have applications on file with CMS for expansion into an additional 18 counties. If all of these applications are approved, WellCare will expand to a total of 50 counties with an aggregate of approximately 4.9 million Medicare-eligible beneficiaries.”

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves approximately 747,000 members in Florida, New York, Connecticut, Illinois, Indiana and Louisiana. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expression are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the potential denial by CMS of WellCare’s applications to provide Medicare health plans in other markets; WellCare’s lack of prior operating history in certain new expansion markets; regulatory restrictions that could be imposed as a result of CMS’s review of WellCare’s Medicare expansion applications or otherwise; WellCare’s relative inexperience with network providers in certain new expansion markets and the current early stage of development in WellCare’s provider network in those markets, which could impact WellCare’s ability to accurately predict and effectively manage health benefits and other operating expenses; WellCare’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws; potential reductions in funding for government healthcare programs; risks associated with WellCare’s acquisition strategy; risks associated with WellCare’s substantial debt obligations; and risks associated with WellCare’s business operations, including its ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on February 15, 2005, which contains a discussion of the Company’s business and the various factors that may affect it.

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